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                                                                  EXHIBIT 10.22




                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made on this 1st day of June, 1997, by and between CCA PRISON REALTY TRUST, a Maryland real estate investment trust (the "Company"), and J. MICHAEL QUINLAN (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Company desires to retain the services of the Employee, and the Employee desires to be employed by the Company, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and conditions set forth below, the parties hereto agree as follows:

         1. Employment. The Company hereby employs the Employee as its Chief Executive Officer, and the Employee hereby accepts such employment upon the terms and conditions of this Agreement. In such capacity, the Employee shall have such duties, functions, responsibilities and authority as are consistent with the Employee's position, subject to the general direction, approval and control of the Board of Trustees of the Company (the "Board"). The duties of the Employee may be expanded, restricted or otherwise altered from time to time by the Board, consistent with the general duties, authority, and responsibilities set forth herein.

         2.       Compensation.

         (a) Base Salary. In consideration of the services rendered by the Employee pursuant to Section 1 hereof, the Company shall pay the Employee a base salary (the "Base Salary") of $150,000 per annum payable in accordance with the Company's normal payment practices but in no event less frequently than monthly. At the end of each year during the term hereof, the Base Salary shall be reviewed by the Compensation Committee of the Board (the "Compensation Committee") and may be increased (but not decreased) in the Compensation Committee's absolute discretion.

         (b) Bonus. In the absolute discretion of the Compensation Committee, the Employee may receive a bonus in an amount to be determined by the Compensation Committee.

         (c)      Benefits. The Employee shall also be entitled:

                  (i) to receive upon closing of the initial public offering of the Common Shares (as herein defined) an "incentive stock option" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) to purchase up to 350,000 common shares, $.01 par value, of the Company (the "Common Shares") under the CCA Realty Trust 1997 Employee Share Incentive Plan (the "Share Incentive Plan"), such option to vest in annual increments of 87,500 shares beginning on the date hereof and to be exercisable during the ten-year period beginning on the date of grant;



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                  (ii)     to receive, in the absolute discretion of the
         Compensation Committee, additional share options (incentive or non-qualified), restricted shares, deferred shares and other awards under the Share Incentive Plan;

                  (iii) to participate in any executive deferred compensation plan or qualified retirement plan adopted by the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans; and

                  (iv) to participate in or receive benefits under any employee benefit plan or other arrangement including, but not limited to, any medical, dental, retirement, disability, life insurance, sick leave and vacation plans or arrangements made available by the Company to any of its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements.

         (d) Expenses. The Company shall promptly reimburse the Employee for all reasonable travel and other business expenses incurred by the Employee in the performance of his duties under this Agreement upon evidence of receipt.

         3.       Covenants of Employee.

         (a) Non-Competition. The Company and the Employee recognize and acknowledge that the Company's business has a national scope and the Company is contemplating doing business in every state in the United States and that it is reasonably anticipated that the Employee will perform his duties under this Agreement in every state in the United States. During the term of this Agreement (and thereafter for a period of three (3) years), the Employee will not, within the United States, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of a prison real estate investment trust or compete, directly or indirectly, with the Company. The Employee acknowledges that the provisions of this paragraph are essential to the continued goodwill and profitability of the Company. Should any court determine that the provisions of this paragraph shall be unenforceable in respect to scope, duration, or geographic area, such court may substitute to the extent enforceable, provisions similar hereto or other provisions so as to provide the Company, to the fullest extent permitted by applicable law, the benefits intended by this paragraph.

         (b) Non-Disclosure. The Employee acknowledges that the Company's knowledge of its business, its development plans, its method of operation and managing the business, its cost control methods, its financial or other performance data, its trade secrets, it methods for bidding on projects, confidential information of the Company, its subsidiaries, affiliates, and franchises and the Company's list of customers and prospective customers (as it may exist from time to time) are valuable, special, and unique assets of the Company and are proprietary to the Company. The Employee will not, during or after the term of his employment, disclose any part thereof to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever.


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         (c)      Remedies. In addition to any other rights and remedies
available under this Agreement, at law or otherwise, the Company shall be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining the Employee from committing any violation of subsections (a) and (b) above. Any provisions of subsections (a) and (b) above which are deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

         4. Working Facilities. The Employee shall have such facilities and services as are suitable to his position and appropriate for the performance of his duties, as the Company may determine.

         5.       Term and Termination.

         (a) Term. The term of this Agreement shall begin on the date first written above, and shall terminate on the fourth anniversary date thereof. The term of this Agreement may be extended for an additional period of time by mutual written agreement of the Company and the Employee.

         (b) Termination. The Company may terminate the Employee's employment upon thirty (30) days prior written notice to the Employee upon the happening of any of the following events: (i) any act of the Employee which constitutes fraud, gross misconduct, gross negligence or a material breach of this Agreement, (ii) frequent and repeated failure to perform services which have been reasonably requested of the Employee by the Board and which are consistent with the terms of this Agreement, (iii) the death of the Employee,
(iv) disability by the Employee (as determined under the Share Incentive Plan), or (v) a decision by the Company to terminate its business and liquidate; provided, however, that the Company shall not terminate the employment of the Employee pursuant to clause (i) or (ii) hereof unless the Company (A) provides the Employee with at least 15 days' prior written notice of its intention to terminate the Employee's employment hereunder, which notice shall describe the reasons for such termination, and (B) allows the Employee a reasonable opportunity and a reasonable period of time to cure any curable acts or omissions on which its decision to terminate is based.

         6. Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to his residence in the case of the Employee, or to its principal office in the case of the Company.


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         7.       Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.

         8. Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

         9. Entire Agreement. This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         10. Counterparts. This Agreement may be executed in two counterparts, each of which may be considered an original but which taken together shall constitute the same instrument.

         11. Controlling Law. This Agreement shall be governed and interpreted under the laws of the State of Tennessee.






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         IN WITNESS WHEREOF, the parties have executed this Agreement this the same day and date first written above.

                                        COMPANY:

                                        CCA PRISON REALTY TRUST


                                        By:
                                           ------------------------------------

                                        Its:
                                            -----------------------------------

                                        EMPLOYEE:



                                        ---------------------------------------
                                        J. Michael Quinlan










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